UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2006
Pizza Inn, Inc.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	0-12919 (Commission File Number)	47-0654575 (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas (Address of principal executive offices)	75056 (Zip Code)
Registrant’s telephone number, including area code (469) 384-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement
     On October 20, 2006, Pizza Inn, Inc. (“Pizza Inn”) and Vintage Interests, L.P. (“Vintage”) entered into a purchase and sale agreement (the “Agreement”) pursuant to which Vintage agreed to purchase from Pizza Inn for $11.5 million the real estate, corporate office building and distribution facility located at 3551 Plano Parkway, The Colony, Texas.
     On November 21, 2006, Pizza Inn and Vintage entered into an amendment to the Agreement, the material terms of which are (i) Vintage may extend the closing date from December 19, 2006 to December 29, 2006 if Vintage provides notice of such extension by December 15, 2006 and deposits an additional $100,000 of earnest money by December 19, 2006, and (ii) Pizza Inn shall deposit with Vintage an amount equal to six months of rent for the office building in cash or by letter of credit until Pizza Inn’s shareholders’ equity exceeds $4 million.
     Vintage did not elected to terminate the Agreement during the due diligence period, which expired on November 22, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pizza Inn, Inc.
Date: November 28, 2006	By:	/s/ Timothy P. Taft
Timothy P. Taft,
President and Chief Executive Officer